Exhibit 10.2
                                 FIRST AMENDMENT
                        to Subordinated Credit Agreement

         This First Amendment (this "Amendment") is made as of the 29th day of June, 2001, by and among CHADMOORE WIRELESS GROUP, INC., a Colorado corporation ("Chadmoore"), the Chadmoore Subsidiaries (together with Chadmoore and their respective successors and assigns, collectively, "Borrowers" and, individually, "Borrower"), and BARCLAYS BANK PLC ("Bank").

         WHEREAS, Borrowers and Bank are parties to a certain Subordinated Credit Agreement, dated as of August 31, 2000, and as the same may from time to time be amended, restated or otherwise modified, which provides, among other things, for loans and other financial accommodations aggregating Thirty-Two Million Five Hundred Thousand ($32,500,000), all upon certain terms and conditions stated therein (the "Credit Agreement");

         WHEREAS, Borrowers and Bank desire to amend the Credit Agreement to permit the issuance of a letter or credit thereunder and to modify certain provisions thereof; and

         WHEREAS, each capitalized term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, Borrowers and Bank hereby agree as follows:

1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Obligations" and "Operative Documents" in their entirety and to substitute in place thereof, respectively, the following:

                  "Obligations" shall mean and include the Letter of Credit and all Loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Borrowers to Bank of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Agreement, the Notes, the Guaranty and the other Operative Documents, including, all interest, fees, charges, premium payable under this Agreement, expenses, reasonable attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Borrowers hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.


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                   "Operative Documents" shall mean this Agreement, the Notes, all documentation relating to the Letter of Credit, the Guaranty, the Security Agreement, the Subordination Agreement, and all other documents, instruments, and agreements executed and delivered in connection herewith or therewith or in respect with the closing of the transactions contemplated hereby or thereby and any of the foregoing agreements, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

2. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

                  "Advances" shall mean and include all the Obligations

                  "Base Rate Loan" shall mean any Loan hereunder on which Borrowers shall pay interest at a rate based on the Adjusted Base Rate.

                  "Eurodollar Loan" shall mean any Loan hereunder on which Borrowers shall pay interest at a rate based on the LIBO Rate.

                  "Letter of Credit" shall mean the irrevocable standby letter of credit no. SB00110 in an original face amount not to exceed Two Million Seven Hundred Thousand Dollars ($2,700,000) issued by Bank in favor of Senior Lender as the same may from time to time be amended, restated or otherwise modified or replaced.

                  "Letter of Credit Exposure" shall mean the sum of (a) the aggregate undrawn face amount of the Letter of Credit, and (b) the aggregate of the draws made on the Letter of Credit that have not been reimbursed by Borrowers or converted to a Loan pursuant to Section 2.11 hereof.

3. The Credit Agreement is hereby amended to delete Section 2.01(a) in its entirety, to delete the last sentence of Section 2.01(d) and to substitute in place thereof, and to delete Section 2.01(f) in its entirety and to substitute in place thereof, respectively, the following:

                  2.01.    Credit Facility; Notes.
                           ----------------------

                  (a) Availability. On the terms and subject to the conditions hereof, Bank agrees to make Loans to the Borrowers up to an aggregate principal amount of (i) Thirty Million Nine Hundred Thousand Dollars ($30,900,000) minus (ii) the original face amount of the Letter of Credit.

                  (d) No subsequent Loan Request (other than draws under the Letter of Credit described under Section 2.11) shall request a Loan of more than the sum of $900,000 plus any fees or interest then due hereunder or which are reasonably expected to become due within 30 days thereafter.




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                  (e) Frequency. Loans (other than Loans under Section 2.11)
         shall be made to the Borrowers not more than monthly, on or before the fifth Business Day of a calendar month.

4. The Credit Agreement is hereby amended to delete Section 2.06(a)(ii) and Section 2.06(b), and substitute in place thereof, respectively, the following:

                  2.06.    Increased Costs.
                           ---------------

                  (a) Increased Costs Generally. If any Change in Law shall:

                  (ii) impose on Bank or the London interbank market any other condition affecting this Agreement, the Letter of Credit or Eurodollar Loans made by such Bank or any participation therein;

         and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining the Letter of Credit or any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) Capital Requirements. If any Bank or Issuing Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Letter of Credit or the Loans made by such Bank, to a level below that which such Bank or such Bank's holding company could have achieved but for such Change in Law (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Bank, such additional amount or amounts as will compensate such Bank, or such Bank's holding company, for any such reduction suffered.

5. The Credit Agreement is hereby amended by adding the following new Section 2.11 thereto:

                  2.11.    Letter of Credit.
                           ----------------

                  (a) Subject to the terms and conditions of this Agreement, Bank shall issue the Letter of Credit for the account of Chadmoore.

                  (b) In respect of the Letter of Credit and the drafts thereunder, if any, Borrowers agree to pay to Bank, (i) a Letter of Credit fee of $1000, which shall be paid on the date that the Letter of Credit is issued; (ii) a commission of 4.5% per annum of the undrawn portion of the Letter of Credit; and (iii) such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by Bank under its fee schedule as in effect from time to time.



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                  (c) Whenever the Letter of Credit is drawn, the amount drawn shall be a Loan to Borrowers subject to the provisions of this Section 2 and shall be evidenced by the Note. Each such Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to Borrowers hereunder. Bank is hereby authorized to record on its records relating to the Note the amounts paid on the Letter of Credit.

                  (d) If the maturity of the Loans shall be accelerated, Borrowers shall immediately deposit with Bank, as security for Borrowers' obligations to reimburse Bank for the Letter of Credit, if then outstanding, cash equal to the Letter of Credit Exposure. Bank is hereby authorized, at its option, to deduct any and all such amounts from any deposit balances then owing by Bank to or for the credit or account of any Borrower or Guarantor, as security for Borrowers' obligations to reimburse Bank for amounts paid under the Letter of Credit.

6. The Credit Agreement is hereby amended to add the following new Section 10.17 thereto:

Each request by Borrowers for the making, conversion or continuation of any Loan shall be deemed to be a joint and several request by all Borrowers. Each Borrower hereby authorizes any other Borrower to request a Loan hereunder and agrees that it is receiving or will receive a direct pecuniary benefit therefor. Each Borrower acknowledges and agrees that Bank is entering into this Agreement at the request of each Borrower and with the full understanding that each Borrower is and shall remain fully liable, jointly and severally, for the payment in full of the Obligations.

7.       Concurrently with the execution of this Amendment,  Borrowers shall:

                  (a) deliver an opinion of its counsel in form and substance satisfactory to Bank; and

                  (b) cause each Guarantor to consent and agree to and acknowledge the terms of this Amendment.

8. Borrowers hereby represent and warrant to Bank that (a) Borrowers have the legal power and authority to execute and deliver this Amendment, (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrowers with respect to the provisions hereof, (c) the execution and delivery hereof by Borrowers and the performance and observance by Borrowers of the provisions hereof do not violate or conflict with the organizational agreements of Borrowers or any law applicable to Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrowers, (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof, (e) Borrowers are not aware of any claim or offset against, or defense or counterclaim to, any of Borrowers' obligations or liabilities under the Credit Agreement or any Related Writing and
         (f) this Amendment


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         constitutes a valid and binding obligation of Borrowers in every respect, enforceable in accordance with its terms.

9. Borrowers, by signing below, hereby waive and release Bank and its respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrowers are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

10. Each reference that is made in the Credit Agreement or any Related Writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing as defined in the Credit Agreement.

11. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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         11. EACH BORROWER AND BANK, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                                    CHADMOORE WIRELESS GROUP, INC.,

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    BARCLAYS BANK PLC

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

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                            GUARANTOR ACKNOWLEDGMENT

         The undersigned consents and agrees to and acknowledges the terms of the foregoing First Amendment Agreement. The undersigned specifically agrees to the waivers set forth in such agreement, including, but not limited to, the jury trial waiver. The undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty executed by the undersigned shall remain in full force and effect and be unaffected hereby.

         The undersigned hereby waives and releases Bank and Bank's directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

                                      [______________________________]

                                      By:_________________________________
                                      Name: ______________________________
                                      Title: _____________________________





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